UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016 (April 21, 2016)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3636 Nobel Drive, Suite #325,

San Diego, CA 92122

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2016, the Compensation Committee of InfoSonics Corporation (the “Company”) approved employment agreements as set forth below under Item 5.02 of this Current Report which is incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2016, the Compensation Committee of the Company authorized and approved employment agreements between the Company and Mr. Joseph Ram, the Company’s Chief Executive Officer (the “Ram Agreement”), and Mr. Vernon A. LoForti, the Company’s Chief Financial Officer (the “LoForti Agreement”).

The Company previously entered in an agreement with Mr. Ram that expired on April 8, 2016. The term of the replacement Ram Agreement begins April 9, 2016 and expires on April 8, 2020. Under the terms of the Ram Agreement, the Company agrees to pay Mr. Ram an annual base salary of $365,000 and he is eligible to receive an annual discretionary performance-based bonus as determined by the Compensation Committee. If, as defined in the Ram Agreement, Mr. Ram’s employment is terminated without “cause” or if he resigns for “reasonable basis,” he will be entitled to a severance payment equal to the greater of (i) 18 months of salary and (ii) the salary payable over 50% of the remaining term of the employment agreement, subject to Mr. Ram’s execution within 45 days of the termination date of a general release and waiver of claims against the Company. If Mr. Ram voluntarily terminates his employment other than for “reasonable basis,” he is not entitled to receive a severance payment. Under the terms of the Ram Agreement, Mr. Ram is also subject to confidentiality and non-competition restrictions in favor of the Company.

The Company previously entered in an agreement with Mr. LoForti that expired on April 8, 2016. The term of the replacement LoForti Agreement begins April 9, 2016 and expires on April 8, 2018. Under the terms of the LoForti Agreement, the Company agrees to pay Mr. LoForti an annual base salary of $205,000 and to provide him with a discretionary bonus plan whereby he may earn up to 35% of his annual salary based on achievement of specific goals and objectives to be established by the Compensation Committee. If, as defined in the LoForti Agreement, Mr. LoForti’s employment is terminated without “cause” or if he resigns for “reasonable basis,” he will be entitled to receive as severance, payments of his base salary for 9 months, conditioned upon the execution by Mr. LoForti within 45 days of the termination date, of a general release and waiver of claims against the Company. If Mr. LoForti voluntarily terminates his employment other than for “reasonable basis,” he is not entitled to receive a severance payment. Under the terms of the LoForti Agreement, Mr. LoForti is also subject to confidentiality restrictions in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Vernon A. LoForti
Vernon A. LoForti
Date: April 22, 2016	Chief Financial Officer